EXHIBIT 5.1






                                           June 10, 1998



D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas  76006

           Re:    D.R. Horton, Inc. Public Offering

Ladies and Gentlemen:

         As  counsel  for  D.R.  Horton,   Inc.,  a  Delaware  corporation  (the
"Company"), we are familiar with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on June 10, 1998, with respect to the offering and issuance from time to time by the Company of up to 10,000,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

         (1) The Certificate of Incorporation of the Company, as amended to date;

         (2)       The Bylaws of the Company, as amended to date;

         (3)       Such records of the corporate proceedings of the Company, and
                   such  other   documents  that  we  considered   necessary  or
                   appropriate for the purpose of rendering this opinion; and

         (4) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

In connection with our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us a copies.

         On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable), when the Common Stock shall have been authorized, issued and delivered as described in the Registration Statement, in accordance with the terms and conditions of the applicable acquisition, exchange, or merger agreement and in a manner contemplated in the Registration Statement, including (where applicable) any Prospectus Supplement relating to the offering of Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.


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D.R. Horton, Inc.
June 10, 1998
Page 2


         This opinion is limited to the present corporate laws of the State of Delaware and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                                 Very truly yours,


                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 -------------------------------
                                                 GIBSON, DUNN & CRUTCHER LLP